Exhibit 99.1

News Release
Contact: Michael Stivala
Chief Financial Officer & Chief Accounting Officer
P.O. Box 206, Whippany, NJ 07981-0206
Phone: 973-503-9252

FOR IMMEDIATE RELEASE

Suburban Propane Partners, L.P. to Hold
Fiscal 2009 First Quarter Results Conference Call

Whippany, New Jersey, January 22, 2009 — Suburban Propane Partners, L.P. (NYSE:SPH), a nationwide distributor of propane, fuel oil and related products and services, as well as a marketer of natural gas and electricity, announced today that it has scheduled its Fiscal 2009 First Quarter Results Conference Call for Thursday, February 5, 2009 at 9:00 AM Eastern Time.

Analysts, investors and other interested parties are invited to listen to management’s discussion of Fiscal 2009 first quarter results and business outlook by accessing the call via the internet at www.suburbanpropane.com, or by telephone as follows:

Phone #: (877) 209-9919
Ask for: Suburban Propane Fiscal Year 2009 First Quarter Results Conference Call.

In addition, a replay of the conference call will be available from 11:00 AM Thursday, February 5, 2009 until 11:59 PM, Friday, February 6, 2009 and can be accessed by dialing (800) 475-6701, Access Code 981102. The replay will also be available via Suburban’s web site until Thursday, February 12, 2009.

Suburban Propane Partners, L.P. is a publicly-traded master limited partnership listed on the New York Stock Exchange. Headquartered in Whippany, New Jersey, Suburban has been in the customer service business since 1928. The Partnership serves the energy needs of more than 900,000 residential, commercial, industrial and agricultural customers through more than 300 locations in 30 states.

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